UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

MidCap Apollo Institutional Private Lending

(Exact name of Registrant as specified in its charter)

Delaware	814-01710	93-4353274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 515-3200

None

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Trustee Resignation

On April 14, 2026, Howard Widra notified the Board of Trustees (the “Board”) of MidCap Apollo Institutional Private Lending (the “Company”) that, in connection with his previously announced retirement from Apollo Global Management, Inc. (together with its consolidated subsidiaries, “Apollo”), his resignation as trustee and Chairman of the Board would now be effective at the close of business on June 18, 2026. Mr. Widra’s decision to resign is not the result of any disagreement with the Company, its investment adviser, the Board or their affiliates regarding their operations, policies, practices or otherwise.

Trustee Appointment

On April 17, 2026, the Board appointed Tanner Powell to the Board, effective at the close of business on June 18, 2026, to serve as a trustee of the Company. The Board also appointed Mr. Powell as the Chairman of the Board, effective at the close of business on June 18, 2026.

Mr. Powell joined Apollo in 2006. Mr. Powell was elected the Chief Executive Officer of the Company in March 2024. Mr. Powell has also served as Chief Executive Officer of MidCap Financial Investment Corporation (“MFIC”) since August 2022. He served as President of MFIC from May 2018 to August 2022 and served as Chief Investment Officer for MFIC’s investment adviser from June 2016 to August 2022. Mr. Powell is a Partner and Portfolio Manager in MFIC’s Direct Origination business. He holds leadership roles in MFIC’s Credit business, including its aircraft leasing and lending businesses. From 2004 to 2006, Mr. Powell served as an analyst in Goldman Sachs’ Principal Investment Area (PIA). From 2002 to 2004, Mr. Powell was an analyst in the Industrials group at Deutsche Bank. He graduated from Princeton University with a BA in Political Economy.

Mr. Powell (i) was not appointed as a trustee pursuant to any arrangement or understanding with any other person; (ii) has not engaged, since the beginning of the Company’s last fiscal year, nor proposes to engage, in any transaction in which the Company was or is a participant that would be required to be reported under Item 404(a) of Regulation S-K; and (iii) has not entered into, nor expects to enter into, any material plan, contract, arrangement, grant or award in connection with his appointment as a trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAP APOLLO INSTITUTIONAL PRIVATE LENDING

Date: April 20, 2026

	By:	/s/ Kristin M. Hester
	Name:	Kristin M. Hester
	Title:	Chief Legal Officer, Secretary and Vice President